Exhibit 99.1

Contact Information

Investor Relations:

Brian M. Dunn

OmniVision Technologies, Inc.

Ph:  408.653.3263

OMNIVISION REPORTS FINANCIAL RESULTS FOR

SECOND QUARTER OF FISCAL 2010

~ Company Reports 74 Percent Sequential Increase in Revenues and Return to Profitability ~

SANTA CLARA, Calif., November 30, 2009  —  OmniVision Technologies, Inc. (Nasdaq: OVTI), a leading developer of advanced digital imaging solutions, today reported financial results for the second quarter of fiscal 2010 ended October 31, 2009.

Revenues for the second quarter of fiscal 2010 were $183.3 million, as compared to $105.6 million in the first quarter of fiscal 2010, and $163.9 million in the second quarter of fiscal 2009. GAAP net income attributable to OmniVision Technologies, Inc. in the second quarter of fiscal 2010 was $8.1 million, or $0.16 per diluted share, as compared to a net loss attributable to OmniVision Technologies, Inc. of $9.9 million, or $0.19 per share in the first quarter of fiscal 2010, and a net loss attributable to OmniVision Technologies, Inc. of $5.3 million, or $0.10 per share in the second quarter of fiscal 2009.

Non-GAAP net income attributable to OmniVision Technologies, Inc. in the second quarter of fiscal 2010, which excludes stock-based compensation expense and the related tax effects, was $14.3 million, or $0.27 per diluted share. Non-GAAP net loss attributable to OmniVision Technologies, Inc. in the first quarter of fiscal 2010, which excludes stock-based compensation expense and the related tax effects, was $3.9 million, or $0.08 per share. Non-GAAP net income attributable to OmniVision Technologies, Inc. in the second quarter of fiscal 2009, which excludes stock-based compensation expense and the related tax effects, and a goodwill impairment charge, was $10.1 million and non-GAAP earnings were $0.19 per diluted share. Refer to the attached schedule for a reconciliation of GAAP net income (loss) attributable to OmniVision Technologies, Inc. to non-GAAP net income (loss) attributable to OmniVision Technologies, Inc. for the three and six months ended October 31, 2009 and 2008 and for the three months ended July 31, 2009.

Gross margin for the second quarter of fiscal 2010 was 24.0% as compared to 22.4% for the first quarter of fiscal 2010 and 25.0% for the second quarter of fiscal 2009. The sequential increase in gross margin reflected a further production yield improvement in certain newer generation products combined with increased production capacity utilization driven by the sequential increase in unit sales volume.

The Company ended the period with cash, cash equivalents and short-term investments totaling $354.0 million, an increase of $45.0 million from the previous quarter. The increase primarily reflects further gains in working capital efficiency, which generated positive cash flows from operations during the quarter.

“We are very pleased by our operating results for the second fiscal quarter which reflect our disciplined execution during a difficult economic period,” stated Shaw Hong, chief executive officer of OmniVision Technologies, Inc.

“Our dramatic increase in revenues underscores both the scope of our product line and the rapid scalability of our entire supply chain,” Mr. Hong concluded.

Outlook

Based on current trends, the Company expects fiscal third quarter 2010 revenues will be in the range of $145 million to $160 million and GAAP net income per share attributable to OmniVision Technologies, Inc. common stockholders will be between $0.02 and $0.12 per diluted share. Excluding the estimated expense and related tax effects associated with stock-based compensation, the Company expects its non-GAAP net income per share attributable to OmniVision Technologies, Inc. common stockholders will be between $0.14 and $0.24 per diluted share. Refer to the table below for a reconciliation of GAAP to non-GAAP net income.

Conference Call

OmniVision Technologies will host a conference call today at 5:00 p.m. Eastern time to discuss these results further. This conference call can be accessed via a webcast at www.ovt.com. The call can also be accessed by dialing 800-706-7741 (domestic) or 617-614-3471 (international) and entering passcode 67486712.

A replay of the call will remain available at www.ovt.com for approximately twelve months. A replay of the call will also be available for one week beginning approximately one hour after the call. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter passcode 91728864.

About OmniVision

OmniVision Technologies, Inc. is a leading developer of advanced digital imaging solutions. Its CameraChip™ and CameraCube™ products using CameraCube™, OmniBSI™, OmniPixel®, OmniPixel2™, OmniPixel3™ and OmniPixel3-HS™ technologies are highly integrated, single-chip CMOS image sensors for consumer and commercial applications including mobile phones, notebooks, netbooks and webcams, security and surveillance systems, digital still and video cameras, automotive and medical imaging systems and entertainment devices. Additional information is available at www.ovt.com.

Safe Harbor Statement

Certain statements in this press release, including statements relating to the Company’s expectations regarding revenues and earnings per share for the three months ending January 31, 2010 are forward-looking statements. These forward-looking statements are based on management’s current expectations, and certain factors could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the impact of general economic conditions; competition in current and emerging markets for image sensor products, including pricing pressures that could result from competition; fluctuations in sales mix and average selling prices; the Company’s ability to obtain design wins from various image sensor device manufacturers including manufacturers of mobile phone, laptops and PCs, digital still cameras and automobile manufacturers; the market acceptance of products into which the Company’s products are designed; fluctuations of wafer manufacturing yields and other manufacturing processes; the Company’s ability to accurately forecast customer demand for its products; the development, production, introduction and marketing of new products and technology; the potential loss of one or more key customers or distributors; the continued growth and development of current markets and the emergence of new markets in which the Company sells, or may sell, its products; the acceptance of the Company’s products in such current and new markets; the Company’s strategic investments and relationships, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings and reports, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and recent Quarterly Reports on Form 10-Q. The Company expressly disclaims any obligation to update information contained in any forward-looking statement.

Use of Non-GAAP Financial Information

To supplement the reader’s overall understanding both of its reported results presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and its outlook, the Company also presents non-GAAP measures of net income (loss) and net income (loss) per share which are adjusted from results based on GAAP. In particular, the Company excludes stock-based compensation expense and the related tax effects. The non-GAAP financial measures which the Company discloses also exclude the effects of stock-based compensation on the number of basic and diluted common shares used in calculating non-GAAP basic and diluted net income (loss) per share. The Company provides these non-GAAP financial measures to enhance an investor’s overall understanding of its current financial performance and to assess its prospects for the future. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with its GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the Company’s business. The economic basis for the Company’s decision to use non-GAAP financial measures is that the adjustments to net income (loss) did not reflect the on-going relative strength of the Company’s performance. The Company’s objective is to minimize any confusion in the financial markets by providing non-GAAP net income (loss) and non-GAAP net income (loss) per share measurements and disclosing the related components. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

The Company uses non-GAAP financial measures for internal management purposes to conduct and evaluate its business, when publicly providing its business outlook and to facilitate period-to-period comparisons. The Company views non-GAAP net income (loss) per share as a primary indicator of the profitability of its underlying business. In addition, because stock-based compensation is a non-cash expense and is offset in full by a credit to paid-in capital, it has no effect on total stockholders’ equity. As the calculation of non-GAAP financial measures differ between companies, the non-GAAP financial measures used by the Company may not be comparable to similarly titled measures used by other companies. Other than stock-based compensation, these differences may cause the Company’s non-GAAP measures to not be directly comparable to other companies’ non-GAAP measures. Although these non-GAAP financial measures adjust cost, expenses and basic and diluted share items to exclude the accounting treatment of stock-based compensation and goodwill impairment, they should not be viewed as a non-GAAP presentation reflecting the elimination of the underlying stock-based compensation programs. Thus, the Company’s non-GAAP presentations are not intended to present, and should not be used, as a basis for assessing what its operating results might be if it were to eliminate its stock-based compensation programs. The Company compensates for these limitations by providing full disclosure of the net income (loss) attributable to OmniVision Technologies, Inc. and net income (loss) per share attributable to OmniVision Technologies, Inc. common stockholders on a basis prepared in accordance with GAAP to enable investors to consider net income (loss) attributable to OmniVision Technologies, Inc. and net income (loss) per share attributable to OmniVision Technologies, Inc. common stockholders determined under GAAP as well as on an adjusted basis, and perform their own analysis, as appropriate. As a result of the foregoing limitations, the Company does not use, nor does the Company intend to use, the non-GAAP financial measures when assessing the Company’s performance against that of other companies.

Estimating stock-based compensation expense and the related tax effects for a future period is subject to inherent risks and uncertainties, including but not limited to the price of the Company’s stock, stock market volatility, expected option life, risk-free interest rates, and the number of option exercises and sales during the quarter.

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GUIDANCE FOR GAAP NET INCOME PER SHARE

TO PROJECTED NON-GAAP NET INCOME PER SHARE

(unaudited)

	Three Months Ending January 31, 2010
	GAAP Range of Estimates				Non-GAAP Range of Estimates
	From	To	Adjustment		From	To
Net income per share attributable to OmniVision Technologies, Inc. common stockholders	$0.02	$0.12	$0.12	(1)	$0.14	$0.24

(1)          Reflects estimated adjustment for expense and related tax effects associated with stock-based compensation.

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	October 31,	April 30,
	2009	2009(1)
ASSETS
Current assets:
Cash and cash equivalents	$315,931	$257,808
Short-term investments	38,055	16,973
Accounts receivable, net of allowances for doubtful accounts and sales returns	67,727	43,978
Inventories	92,242	105,024
Deferred income taxes	1,391	1,092
Prepaid expenses and other current assets	8,467	7,779
Total current assets	523,813	432,654
Property, plant and equipment, net	117,652	119,071
Long-term investments	87,154	85,469
Intangibles, net	4,130	7,396
Other long-term assets	22,737	22,341
Total assets	$755,486	$666,931

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$85,085	$28,775
Accrued expenses and other current liabilities	20,913	12,153
Income taxes payable	3,264	692
Deferred revenues, less cost of revenues	9,415	7,176
Current portion of long-term debt	3,554	3,555
Total current liabilities	122,231	52,351
Long-term liabilities:
Long-term income taxes payable	82,667	81,266
Non-current portion of long-term debt	37,681	32,867
Other long-term liabilities	6,502	8,109
Total long-term liabilities	126,850	122,242
Total liabilities	249,081	174,593

Equity:
OmniVision Technologies, Inc. stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 63,345 issued and 50,804 outstanding at October 31, 2009 and 62,590 shares issued and 50,049 outstanding at April 30, 2009, respectively	63	63
Additional paid-in capital	418,917	403,159
Accumulated other comprehensive income	846	773
Treasury stock, 12,541 at October 31, 2009 and April 30, 2009, respectively	(178,683)	(178,683)
Retained earnings	261,757	263,529
Total OmniVision Technologies, Inc. stockholders’ equity	502,900	488,841
Noncontrolling interest	3,505	3,497
Total equity	506,405	492,338
Total liabilities and equity	$755,486	$666,931

(1)   As adjusted due to the adoption of authoritative accounting guidance for noncontrolling interests.

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2009	2008(1)	2009	2008(1)
Revenues	$183,344	$163,935	$288,904	$338,214
Cost of revenues	139,382	123,018	221,272	253,404
Gross profit	43,962	40,917	67,632	84,810

Operating expenses:
Research, development and related	18,853	23,199	37,285	43,499
Selling, general and administrative	16,209	16,890	30,369	34,272
Goodwill impairment	—	7,541	—	7,541
Total operating expenses	35,062	47,630	67,654	85,312

Income (loss) from operations	8,900	(6,713)	(22)	(502)
Interest income (expense), net	(244)	478	(448)	1,754
Other income (expense), net	223	(854)	791	(805)
Income (loss) before income taxes	8,879	(7,089)	321	447

Provision for (benefit from) income taxes	961	(1,494)	2,149	(81)
Net income (loss)	7,918	(5,595)	(1,828)	528
Net loss attributable to noncontrolling interest	(166)	(287)	(56)	(392)
Net income (loss) attributable to OmniVision Technologies, Inc	$8,084	$(5,308)	$(1,772)	$920

Net income (loss) per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	$0.16	$(0.10)	$(0.03)	$0.02
Diluted	$0.16	$(0.10)	$(0.03)	$0.02

Shares used in computing net income (loss) per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	50,763	50,754	50,668	51,006
Diluted	51,769	50,754	50,668	51,591

(1)           As adjusted due to the adoption of authoritative accounting guidance for noncontrolling interests.

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended		Three Months Ended
	October 31,		October 31,		July 31,
	2009	2008	2009	2008	2009
GAAP net income (loss) attributable to OmniVision Technologies, Inc.	$8,084	$(5,308)	$(1,772)	$920	$(9,856)
Add:
Stock-based compensation in cost of revenues	624	716	1,432	1,589	808
Stock-based compensation in research, development and related expenses	2,705	3,183	5,158	6,099	2,453
Stock-based compensation in selling, general and administrative expenses	2,774	3,007	5,611	6,163	2,837
Goodwill impairment	—	7,541	—	7,541	—
(Increase) decrease in provision for income taxes without the effect of stock-based compensation	161	936	(18)	566	(179)
Non-GAAP net income (loss) attributable to OmniVision Technologies, Inc.	$14,348	$10,075	$10,411	$22,878	$(3,937)

Non-GAAP net income (loss) per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	$0.28	$0.20	$0.21	$0.45	$(0.08)
Diluted	$0.27	$0.19	$0.20	$0.44	$(0.08)

Shares used in computing non-GAAP net income (loss) per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	50,763	50,754	50,668	51,006	50,574
Diluted	52,477	51,675	52,075	51,835	50,574